Exhibit 3.4

                                     BY-LAWS
                                       OF
                              MDLI HEATHCARE, INC.

                          Article I - Name and Office

      MDLI Healthcare, Inc. ("MDLI") is the name of the corporation. Its principal offices will be located in the State of New York at such place as may be fixed from time to time by the board of directors of the corporation.

                              Article II - Purpose

      The purposes of MDLI are:

            (a) To perform studies, feasibility surveys and planning with respect to the development and formation of a health maintenance organization; in conjunction therewith, to accumulate, compile and analyze statistics and such other data as will promote the health, safety and welfare of the general public;

            (b) Upon obtaining a certificate of authority from the Commissioner of Health of the State of New York, to own, operate and manage a health maintenance organization, including providing or arranging for the provision of comprehensive health services, as defined in Article 44 of the Public Health Law, to an enrolled population, and to have and exercise all powers necessary and convenient to effect any and all of the foregoing purposes for which the corporation is formed, together with all of the powers now or hereafter granted to it by the State of New York; provided, that MDLI shall not offer medical services that are morally objectionable to the Diocese of Rockville Centre as part of its basic benefit plan, but only as a rider to ensure that each of Good Samaritan Hospital Medical Center, St. Charles Hospital and Rehabilitation Center, Mercy Medical Center and St. Francis Hospital and/or the Catholic Healthcare Network of Long Island, Inc. ("CHNLI") shall not derive any economic benefit from the sale of such coverage or from the provision of such services. All necessary steps shall be taken to ensure that this provision is fully effectuated; and

            (c) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

                           Article III - Shareholders

      Section 1. Annual Meeting:

      The annual meeting of the shareholders of this corporation shall be held on the 1st day of May at 10 a.m. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board of directors and transact such other business as may properly come before the meeting.


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Section 2. Place of Meetings:

      Meetings of shareholders shall be held at the principal office of the corporation or at such place within the State of New York as the board shall authorize.

Section 3. Special Meetings:

      Special meetings of the shareholders may be called by the board or by the President and shall be called by the President or the Secretary at the request in writing of a majority of the board, at the request in writing by shareholders owning a majority in amount of the shares then issued and outstanding, or by the Secretary upon receipt by the Secretary of any notice from a shareholder of MDLI advising MDLI of a proposed sale of such shareholder's MDLI stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 4. Fixing Record Date:

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

Section 5. Notice of Meetings of Shareholders:

      Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by first class mail to each shareholder entitled to vote at such meeting, not less than then (10) nor more than fifty (50) days before the date of the meeting; provided, however, that such notice may be given by use of third class mail not fewer than twenty-four
(24) nor more than fifty (50) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.


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Section 6. Waivers:

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 7. Quorum of Shareholders:

      Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

      When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

      The shareholders present may adjourn the meeting despite the absence of a quorum.

Section 8. Proxies:

      Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

      Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 9. Qualification of Voters:

      Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

Section 10. Written Consent of Shareholders:

      Any action wherein time is of the essence and not in lieu of a regularly scheduled meeting, including, without limitation, any action to fill vacancies in the board of directors pursuant to Article IV, Section 5, may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.


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                        Article IV - Board of Directors

Section 1. Composition of the Board:

      The board of directors shall consist of eighteen (18) members, comprised of the following: (i) ten (10) members elected by the holders of the Class A Common Stock (the "Class A Directors"), four (4) of whom shall be Primary Care Physicians, four (4) of whom shall be Specialty Care Physicians, one (1) of whom shall be a Dental Healthcare Provider, and one (1) of whom shall be a Behavioral Health Care Provider; (ii) four (4) members elected by the holders of the Class B Common Stock (the "Class B Directors"); and (iii) four (4) members elected by the holders of both the Class A Common Stock and the Class B Common Stock, all of whom, within one year of the date the corporation is licensed as an HMO, shall be representatives of enrollees of the health maintenance organization operated by the Company (each, an "Enrollee Representative," and collectively, the "Enrollee Representatives").

Section 2. Election of Directors:

      At each annual meeting of shareholders, directors shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor has been elected and qualified.

Section 3. Meetings of the Board of Directors:

      Regular meetings of the board of directors shall be held at least six times per year. Special meetings may be called by the President of the corporation, by a majority of the Class A Directors, or by a majority of the Class B Directors, in each case provided that the board is notified five days in advance of the date of the proposed meeting.

Section 4. Quorum:

      A majority of the directors are required to be present at a meeting for the board to conduct business. As permitted by ss.708(c) of the Business Corporation Law or any successor law, as such may be amended from time to time, any one or more members of the board or any committee thereof may participate in a meeting of the board or any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, or by such other means as may be authorized under any successor statute. Participation by any means authorized by this by-law shall constitute presence in person at a meeting.

Section 5. Filling of Vacancies:

      Shareholders of the corporation shall fill by majority vote any vacancies developing on the board of MDLI between elections; provided, that the appropriate class or classes of shareholders shall be responsible for the election of any candidate proposed to fill any such


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vacancy in accordance with the provisions of Section 1 of this Article IV. Board members or officers so elected shall serve until the next annual meeting of shareholders. The vacated board member's slot shall be refilled only for the balance of the term for which he or she had previously been elected.

Section 6. Powers:

      The board shall have all corporate powers set forth by law to conduct and control the affairs of the corporation, subject to the limitations established by these by-laws, the articles of incorporation and the actions of the shareholders.

Section 7. Terms of Office of Members of the Board:

      Directors shall serve one-year terms.

Section 8. Removal of Board Members:

      Any or all of the directors of the corporation who are Enrollee Directors may be removed for cause by a majority vote of the shareholders of the corporation. Any or all of the directors elected solely by the holders of the Class A Common Stock may be removed with or without cause solely by action of such shareholders. Any or all of the directors elected solely by the holders of the Class B Common Stock may be removed with or without cause solely by action of such shareholders. Any or all of the directors may be removed without cause by the unanimous vote of the shareholders of the corporation.

Section 9. Resignation:

      A member of the board of directors may resign at any time by giving written notice to the board; President or Secretary of MDLI. Unless otherwise specified in such notice, the resignation shall take effect upon receipt thereof by the board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 10. Committees of the Board:

      The board of directors, by resolution adopted by a majority of the entire board, shall designate from among its members a Finance Committee which shall be comprised of three (3) Class B Directors and three (3) Class A Directors, each of whom shall be physicians, a Hospital Selection Committee which shall be comprised of three (3) Class B Directors and three (3) Class A Directors, each of whom shall be physicians, and a Medical Delivery Committee comprised of four
(4) Class B Directors, and ten (10) Class A Directors, four (4) of whom shall be Primary Care Physicians, four (4) of whom shall be Specialty Care Physicians, one (1) of whom shall be a Dental Healthcare Provider and one (1) of whom shall be a Behavioral Healthcare Provider.


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      With the exception of the Finance Committee, each of the foregoing committees of the board of directors shall act solely in an advisory capacity with respect to the board of directors. The Finance Committee, in addition to any other powers granted to it by resolution of the board of directors, shall be vested with the authority to perform a full review of, and to approve, the annual budget of MDLI, and, only after such budget has been approved by the Finance Committee, shall the budget be submitted to the entire board of directors of MDLI, which board must either adopt or reject such approved budget in its entirety.

                              Article V - Officers

Section 1. Elected Officers:

      The elected officers of the corporation shall be a President, Vice-President, Treasurer and a Secretary. The President shall be a Class A Director, and the President and Vice President shall be physicians.

Section 2. Terms of Office:

      All officers shall be elected by the board to hold office for the term of office of one (1) year and shall each hold office for such term and until his successor has been elected and qualified.

Section 3. Duties of Officers:

      The duties of elected officers will be those usually pertaining to their positions.

      (a) The President shall: call meetings of the board; preside over all Corporation and board meetings; appoint, with the approval of the board, the chairpersons of all standing committees; appoint all chairpersons of any special committees; and serve as on all committees.

      (b) The Vice-President shall assist the President in the discharge of his/her duties and preside at meetings of the Corporation and/or the board in the absence of the President. In any case where the President is unable to act, the Vice-President shall perform the duties of the office of President. The Vice-President shall assume the office of President upon resignation of the President or upon expiration of the normal term of office of the President.

      (c) The Treasurer shall have care and custody of all the funds and securities of MDLI, and shall be responsible for funds in the name of MDLI in such banks or trust companies as the board of directors may select. All expenditures shall be authorized by and be in accordance with a budget adopted by the board. At the end of each fiscal year, the Treasurer shall cause an audit or review of the accounts of the Corporation, as may be required by law, to be made by an


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            independent auditor selected by the board at a regular meeting of the board, and will ensure that, upon completion, such audit or review results shall be presented in writing to the board of directors and shall be made available upon request to shareholders.

      (d) The Secretary shall ensure that the notices of meetings are provided and that the minutes of all meetings of shareholders and the board of directors are prepared, distributed, amended if needed, and approved by the board at the following meeting. The Secretary shall ensure that a current list of the shareholders of the corporation is maintained and made available at any official meeting of the shareholders.

                      Article VI - Certificates for Shares

Section 1. Certificates:

      The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the President or a Vice-President and the Treasurer or the Secretary and shall bear the corporate seal.

Section 2. Lost or Destroyed Certificates:

      The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Transfers of Shares:

            (a) Upon surrender of the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue anew certificate to the person entitled thereto, and cancel the older certificate; provided, however, that such transfer is in accordance with these by-laws. Every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten (10) days next preceding the annual meeting of shareholders.


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            (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim or to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

Section 4. Closing Transfer Books:

      The board shall have the power to close the share transfer books of the corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of
(1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                            Article VII - Dividends

      Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                            Article VIII - Amendments

      Amendments to these by-laws may be proposed by any shareholder or any member of the board. A proposed amendment shall be considered by the board of directors and shall be adopted upon the affirmative vote of (1) at least a majority of the shares of Class A Common Stock, voting as a class, and (2) at least a majority of the shares of Class B Common Stock, voting as a class.

                          Article IX - Indemnification

Section 1. Indemnification:

            (a) Each director and officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the Business Corporation


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Law of the State of New York or other applicable law, as such law now exists or may hereafter be adopted or amended; provided, however, that the corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors of the corporation.

            (b) Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1(a) of this Article IX may be paid by the corporation in advance of the final disposition of such action or proceeding upon (i) the receipt of an undertaking by or on behalf of such director or officer to repay such advancement in case such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article IX, and (ii) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the shareholders. To the extent permitted by law, the board of directors or, if applicable, the shareholders, shall not be required to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the corporation makes any advance payment of expenses hereunder.

            (c) To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article IX
(i) shall be available with respect to events occurring prior to the adoption of this Article IX, (ii) shall continue to exist after any rescission or restrictive amendment to this Article IX with respect to events occurring prior to such rescission or amendment, (iii) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer or, if applicable, the testator or intestate of such director or officer, seeking such rights, on the basis of applicable law in effect at the time such rights are claimed, and (iv) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

            (d) The rights of indemnification and to the advancement of expenses provided in this Article IX shall not be deemed to be exclusive of any other rights to which any director or officer of the corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these by-laws, a resolution of the shareholders of the corporation, a resolution of the board of directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this
Article IX shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.


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            (e) If this Article IX or any part hereof shall be held
unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article IX shall remain fully enforceable.

Section 2. Insurance:

      MDLI is authorized to purchase and maintain insurance on behalf of any person who is a director, officer or employee of MDLI or is serving at the request of MDLI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability of or asserted against such person and incurred by such person in his capacity as such, whether or not MDLI would have the power to indemnify such person against such liability under the provisions of this Article.

                           Article X - Corporate Seal

      The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     Article XI - Execution of Instruments

      All corporate instruments and documents shall be signed or counter-signed, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                           Article XII - Fiscal Year

      The fiscal year shall begin the first day of January in each year.

    Article XIII - References to Certificate of Incorporation; Defined Terms

Section 1. References to Certificate of Incorporation:

      Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

Section 2. Defined Terms:

      Defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Provider Manual maintained by MDLI.